Origin Materials, Inc. Reports Financial Results for Second Quarter 2022

– Origin 1 Construction Timeline On Track and Capital Budget Unchanged –
– Origin 2 Construction Timeline, Budget, and Financing Unchanged –
– Customer Demand is Strong and Broad Based, Increased Contracted Offtake Agreements and Capacity Reservations to $8.1 Billion –
– Maintains 2022 Adjusted EBITDA and Capital Expenditure Outlook

WEST SACRAMENTO, CA., August 3, 2022 – Origin Materials, Inc. (“Origin,” “Origin Materials,” or the “Company”) (Nasdaq: ORGN, ORGNW), the world’s leading carbon negative materials company with a mission to enable the world’s transition to sustainable materials, today announced financial results for its second quarter ended June 30, 2022.

“The Origin team continues to execute on its mission to enable the world’s transition to sustainable materials. We remain well-capitalized and on track for completion of Origin 1 by the end of 2022 with preparations for commissioning and start-up underway. For Origin 2, the previously disclosed capital budget, construction timeline, and financing are unchanged. We were pleased to announce new strategic partnerships and initiatives with Kuraray, Revlon, Intertex World Resources, and ATC Plastics. These partnerships and initiatives further increase our exposure to consumer and industrial end-markets including cosmetics, packaging, plastics, and automotive. The Kuraray partnership will focus on a diverse set of polymer applications aimed at reducing the climate impact of a wide array of specialty chemicals and materials. The Revlon initiative represents an exciting opportunity to partner with an iconic global brand to develop and bring to market sustainable carbon-negative materials for next generation cosmetics packaging. The Intertex and ATC Plastics partnerships further build on our recent momentum in carbon black, a promising new product category for Origin. The demand for ‘net zero’-enabling materials remains strong as the world moves aggressively to a zero-carbon future. Our efforts to commercialize the business have resulted in increased offtake agreements and capacity reservations from our customers and partners to $8.1 billion, a more than eightfold increase since our announcement to become a public company in February 2021,” said Rich Riley, Co-Chief Executive Officer of Origin.

Key Company Second Quarter Highlights
Origin Materials has increased its total signed offtake agreements and capacity reservations to $8.1 billion as of today, up from $7.4 billion in May 2022. The Company also implemented new and expanded partnerships and customer relationships, including:

•Partnership with Kuraray, a leading manufacturer of specialty chemicals and fibers to commercialize advanced carbon negative materials for diverse polymer applications. As part of the strategic partnership, Kuraray signed a capacity reservation agreement with Origin Materials.
•Initiative with Revlon, a leading global authority and beauty trendsetter in the world of color cosmetics and hair care to develop advanced carbon negative materials for next generation cosmetics packaging. As part of the initiative, Revlon signed a memorandum of understanding to reserve commercial volumes of Origin PET.
•Partnership with Intertex World Resources, a leading value-added distributor of synthetic rubber, carbon black, process oils and rubber chemicals to bring sustainable carbon-negative carbon black made using Origin Materials’ patented technology platform to the rubber compounding industry. As part of the partnership, Intertex signed an offtake agreement with Origin Materials to purchase carbon black.
•Partnership with ATC Plastics, a leading global manufacturer of black color concentrates, to bring sustainable carbon-negative carbon black made using Origin Materials’ patented technology platform to the automotive and material handling industries. As part of the partnership, ATC Plastics agreed to purchase carbon black from Origin Materials.

In addition, the Company amended and expanded its existing relationship with Danone. These strategic initiatives complement Origin’s existing partnerships and customer relationships with industry leaders including Nestlé Waters, PepsiCo, Ford Motor Company, Mitsubishi Gas Chemical, Kolon Industries, PrimaLoft, Solvay, Mitsui & Co., Ltd., Minafin Group, LVMH Beauty, and Mitsubishi Chemical Holdings Group.

Additional second quarter highlights include:

•Origin Materials Wins EPA Green Chemistry Challenge Award for 2022 in Partnership with University of California, Davis. Origin Materials and UC Davis together won the EPA’s prestigious 2022 Green Chemistry Challenge Award in the category of Specific Environmental Benefit – Climate Change.
•Origin Materials Earns USDA Certified Biobased Product Label for Additional Carbon Negative Materials. The certification affirms that Origin’s furandicarboxylic acid (“FDCA”), purified terephthalic acid (“PTA”), and para-xylene (“pX”), when produced at full commercial capacity, are expected to be 100% biobased, allowing Origin to display a unique USDA label highlighting this designation. This certification adds to Origin’s previously announced USDA Certified Biobased Products, which include chloromethyl furfural (“CMF”) and hydrothermal carbon (“HTC”).
•Origin Materials Joins Russell 2000® and 3000® Indexes. Origin Materials joined the small-cap Russell 2000® Index and the broad-market Russell 3000® Index as part of the 2022 Russell indexes annual reconstitution, effective at the market open on June 27, 2022.

Origin 1 and Origin 2 Financing and Construction Update
The Company maintains that the previously disclosed Origin 1 construction timeline is on track, with mechanical completion expected by the end of 2022. The Company also maintains its previously disclosed capital budget for Origin 1 of $125 million to $130 million.

During the second quarter, the Company continued to strengthen its Origin 1 operations leadership team and operations staff. Additional major equipment has been delivered onsite including piping modules, which the Company installed alongside its key production modules, storage tanks, and a filter press which will be used in the separation of HTC. The Company began constructing the site’s HTC building, which houses equipment used in the separation of HTC, and its biomass building, which will store sustainable wood residues.

A new video marking construction progress for Origin 1 is embedded into this press release and is also available on Origin’s Investor Relations site: https://investors.originmaterials.com/.

The previously disclosed Origin 2 capital budget and construction timeline are unchanged. Front end design of the plant is underway with detailed engineering set to begin in 2023. The Company maintains that its financing assumptions for Origin 2 are reasonable and achievable, with Origin 2 fully funded from its existing cash on hand and previously indicated traditional project financing sources. Origin also continues to work with leading financial institutions on other forms of traditional private financing and federal loan programs, including through the U.S.D.A. and Department of Energy. In February, the State of Louisiana, pending finalization, awarded a Private Activity Bond volume cap allocation of $400 million to the Company for its selection of Geismar, LA as the site of Origin 2. The Company also expects to receive more than $100 million in pending state and local incentives for Origin 2.

Results for Second Quarter 2022
Cash, cash equivalents and marketable securities were $406.6 million as of June 30, 2022.

Operating expenses for the second quarter were $8.7 million compared to $6.7 million in the prior-year period.
Adjusted EBITDA loss was $6.9 million for the second quarter compared to a loss of $3.0 million in the prior-year period.
Net income was $46.9 million for the second quarter compared to net income of $62.5 million in the prior-year period.
Shares outstanding as of June 30, 2022 were 142.4 million including 4.5 million shares held by a certain stockholder that are subject to forfeiture based on share price performance targets previously disclosed in our filings.
Full Year 2022 Outlook
Based on current business conditions, business trends and other factors, the Company is maintaining Adjusted EBITDA and its previously updated capital spending estimate for fiscal year 2022:

•Adjusted EBITDA loss of up to $36 million
•Capital spending is expected to be up to $175 million

For a reconciliation of a non-GAAP figure to the applicable GAAP figure please see the table captioned ‘Reconciliation of GAAP and Non-GAAP Results' set forth at the end of this press release. These expectations do not consider, or give effect to, among other things, unforeseen events, including changes in global economic conditions.

Webcast and Conference Call Information
Company management will host a webcast and conference call on August 3, 2022, at 5:00 p.m. Eastern Time, to discuss the Company's financial results.

Interested investors and other parties can listen to a webcast of the live conference call and access the Company’s second quarter update presentation by logging onto the Investor Relations section of the Company's website at https://investors.originmaterials.com/.

The conference call can be accessed live over the phone by dialing 1-855-327-6837 (domestic) or +1-631-891-4304 (international). A telephonic replay will be available approximately two hours after the call by dialing 1-844-512-2921, or for international callers, +1-412-317-6671. The conference ID for the live call and pin number for the replay is 10019413. The replay will be available until 11:59 p.m. Eastern Time on August 17, 2022.

About Origin Materials, Inc.
Headquartered in West Sacramento, Origin Materials is the world's leading carbon negative materials company. Origin’s mission is to enable the world’s transition to sustainable materials. For over a decade, Origin has developed a platform for turning the carbon found in inexpensive, plentiful, non-food biomass such as sustainable wood residues into useful materials while capturing carbon in the process. Origin’s patented technology platform can help revolutionize the production of a wide range of end products, including clothing, textiles, plastics, packaging, car parts, tires, carpeting, toys, and more with a ~$1 trillion addressable market. In addition, Origin’s technology platform is expected to provide stable pricing largely decoupled from the petroleum supply chain, which is exposed to more volatility than supply chains based on sustainable wood residues. Origin’s patented drop-in core technology, economics and carbon impact are supported by a growing list of major global customers and investors. For more information, visit www.originmaterials.com.

Contacts
Origin Materials
Investors:
ir@originmaterials.com

Media:
media@originmaterials.com

Non-GAAP Financial Information
To supplement the Company’s financial results presented in accordance with generally accepted accounting principles in the United States ("U.S. GAAP"), the Company also uses non-GAAP financial measures, including adjusted EBITDA, as supplemental measures to review and assess the Company’s operating performance. Adjusted EBITDA is defined as net income or loss adjusted for (i) stock-based compensation expense, (ii) depreciation and amortization, (iii) interest income, (iv) interest expense, net of capitalized interest, (v) change in fair value of derivative liability, (vi) change in fair value of warrants liability, (vii) change in fair value of earnout liability, (viii) professional fees related to completed mergers, and (ix) other income, net. The Company believes that these non-GAAP financial measures provide useful information about the Company’s operating results, enhance the overall understanding of the Company’s past performance and future prospects and allow for greater visibility with respect to key metrics used by the Company’s management in its financial and operational decision-making.

Non-GAAP financial measures are not defined under U.S. GAAP and are not presented in accordance with U.S. GAAP. These non-GAAP financial measures have limitations as analytical tools, and when assessing the Company’s operating performance, investors should not consider them in isolation. In addition, calculations of this non-GAAP financial information may be different from calculations used by other companies, and therefore comparability may be limited.

The Company mitigates these limitations by reconciling the non-GAAP financial measures to the most comparable U.S. GAAP performance measures, all of which should be considered when evaluating our performance.

For more information on this non-GAAP financial measure, please see the table captioned “Reconciliation of GAAP and Non-GAAP Results” set forth at the end of this press release.

Cautionary Note on Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding Origin Materials’ business strategy, estimated total addressable market, access to traditional financing sources, budget and timelines to complete Origin 1 and Origin 2, ability to convert capacity reservations and offtake arrangements into revenue, ability to enter new end-markets, ability to develop new product categories, commercial and operating plans, product development plans, anticipated growth and projected financial information and ability to realize the anticipated benefits of any partnerships discussed in the press release. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the management of Origin Materials and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Origin Materials. These forward-looking statements are subject to a number of risks and uncertainties, including that Origin Materials may be unable to successfully commercialize its products; the effects of competition on Origin Materials’ business; disruptions and other impacts to Origin Materials’ business as a result of the COVID-19 pandemic and other global health or economic crises; changes in customer demand; and those factors discussed in the Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on May 9, 2022 under the heading “Risk Factors,” and other documents Origin Materials has filed, or will file, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Origin Materials presently does not know, or that Origin Materials currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Origin Materials’ expectations, plans, or forecasts of future events and views as of the date of this press release. Origin Materials anticipates that subsequent events and developments will cause its assessments to change. However, while Origin Materials may elect to update these forward-looking statements at some point in the future, Origin Materials specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing Origin Materials’ assessments of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Origin Materials, Inc.
Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)	June 30, 2022 (Unaudited)	December 31, 2021
ASSETS
Current assets
Cash and cash equivalents	$79,056	$46,637
Restricted cash	490	490
Marketable securities	327,082	397,458
Other receivables	2,989	2,612
Derivative asset	695	202
Prepaid expenses and other current assets	2,735	3,774
Total current assets	413,047	451,173
Property, plant, and equipment, net	82,273	57,185
Operating lease right-of-use asset	3,214	1,782
Intangible assets, net	190	215
Other long-term assets	62	62
Total assets	$498,786	$510,417

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$4,608	$2,451
Accrued expenses	3,449	973
Operating lease liability, current	624	280
Other liabilities, current	869	380
Derivative liability	—	103
Total current liabilities	9,550	4,187

Earnout liability	79,343	127,757
Canadian Government Research and Development Program liability	6,667	6,762
Assumed common stock warrants liability	35,831	52,860
Stockholder note	5,189	5,189
Related party other liabilities, long-term	5,848	5,720
Operating lease liability	2,654	1,486
Other liabilities, long-term	2,796	2,946
Total liabilities	147,878	206,907

STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value, 10,000,000 shares authorized; no shares issued and outstanding as of June 30, 2022 and December 31, 2021	—	—
Common stock, $0.0001 par value, 1,000,000,000 shares authorized; 142,378,934 and 141,301,569, issued and outstanding as of June 30, 2022 and December 31, 2021, respectively (including 4,500,000 Sponsor Vesting Shares)	14	16
Additional paid-in capital	364,853	361,542
Accumulated deficit	(2,520)	(56,797)
Accumulated other comprehensive loss	(11,439)	(1,251)
Total stockholders’ equity	350,908	303,510
Total liabilities and stockholders’ equity	$498,786	$510,417

Origin Materials, Inc.
Condensed Consolidated Statements Of Operations And Comprehensive Income (Loss)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except share and per share data)	2022	2021	2022	2021
Operating Expenses
Research and development	$2,649	$2,339	$4,985	$3,648
General and administrative	5,864	4,219	10,935	8,167
Depreciation and amortization	160	121	308	236
Total operating expenses and loss from operations	8,673	6,679	16,228	12,051

Other (income) expenses
Interest income	(1,936)	—	(3,768)	—
Interest expense, net of capitalized interest	—	2,560	—	2,839
Change in fair value of derivatives	(1,430)	1,035	(596)	1,426
Change in fair value of warrants liability	(18,803)	(27,265)	(17,029)	20,844
Change in fair value of earnout liability	(33,188)	(45,497)	(48,414)	(45,497)
Other income, net	(247)	(43)	(698)	(623)
Total other (income) expenses, net	(55,604)	(69,210)	(70,505)	(21,011)
Net income	$46,931	$62,531	$54,277	$8,960

Other comprehensive income (loss)

Unrealized (loss) on marketable securities	$(4,805)	$—	$(9,380)	$—
Foreign currency translation adjustment, net of tax	(1,693)	626	(808)	1,092
Total comprehensive income	$40,433	$63,157	$44,089	$10,052
Net income per share, basic	$0.34	$0.93	$0.40	$0.14
Net income per share, diluted	$0.33	$0.63	$0.38	$0.13
Weighted-average common shares outstanding, basic	137,141,655	67,548,052	136,985,440	65,098,310
Weighted-average common shares outstanding, diluted	142,195,637	78,628,591	142,078,752	70,974,756

Origin Materials, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
(in thousands)	2022	2021
Cash flows from operating activities
Net income	$54,277	$8,960
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	308	236
Amortization on right-of-use asset	281	138
Stock-based compensation	2,573	4,172
Amortization of debt issuance costs	—	14
Accretion of debt discount	—	2,211
Change in fair value of derivatives	(596)	1,426
Change in fair value of common stock warrants liability	(17,029)	—
Change in fair value of preferred stock warrants liability	—	20,844
Change in fair value of earnout liability	(48,414)	(45,497)
Change in fair value of incremental acquisition fee accrual	(150)	—
Payments on operating lease liabilities	(193)	(138)
Changes in operating assets and liabilities:
Other receivables	(377)	(112)
Grants receivable	—	(17)
Prepaid expenses and other current assets	1,038	(29)
Other long-term assets	—	—
Accounts payable	2,157	(1,880)
Accrued expenses	2,476	2,899
Other liabilities, current	489	—
Related party payable	128	98
Net cash used in operating activities	(3,032)	(6,675)
Cash flows from investing activities
Purchases of property, plant, and equipment, net of grants	(25,045)	(2,703)
Capitalized interest on plant construction	(47)	—
Purchases of marketable securities	(1,655,200)	—
Sales of marketable securities	1,647,787	—
Maturities of marketable securities	71,168	—
Net cash provided by (used in) investing activities	38,663	(2,703)
Cash flows from financing activities
Proceeds from stockholders' notes payable, net of debt issuance costs	—	11,707
Payment of short-term debt	—	(906)
Proceeds from Canadian Government Research and Development Program	—	173
Issuance of common stock	268	55
Business combination, net of issuance costs paid	—	467,530
Net cash provided by financing activities	268	478,559
Effects of foreign exchange rate changes on the balance of cash and cash equivalents, and restricted cash held in foreign currencies	(3,480)	(178)
Net increase (decrease) in cash and cash equivalents, and restricted cash	32,419	469,003
Cash and cash equivalents, and restricted cash, beginning of the period	47,127	1,874
Cash and cash equivalents, and restricted cash, end of the period	$79,546	$470,877

Origin Materials, Inc.
Reconciliation of GAAP and Non-GAAP Results

We believe that the presentation of Adjusted Earnings before Interest, Taxes, Depreciation, and Amortization (Adjusted EBITDA) is appropriate to provide additional information to investors about our operating profitability adjusted for certain non-cash items, non-routine items that we do not expect to continue at the same level in the future, as well as other items that are not core to our operations. Further, we believe Adjusted EBITDA provides a meaningful measure of operating profitability because we use it for evaluating our business performance, making budgeting decisions, and comparing our performance against that of other peer companies using similar measures.

We define Adjusted EBITDA as net income or loss adjusted for (i) stock-based compensation expense, (ii) depreciation and amortization, (iii) interest income, (iv) interest expense, net of capitalized interest, (v) change in fair value of derivative liabilities, (vi) change in fair value of warrants liability, (vii) change in fair value of earnout liability, (viii) professional fees related to completed mergers, and (ix) other income, net.

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2022	2021	2022	2021
Net income (loss)	$46,931	$62,531	$54,277	$8,960
Stock based compensation	1,656	3,545	2,573	4,172
Depreciation and amortization	160	121	308	236
Interest income	(1,936)	—	(3,768)	—
Interest expense, net of capitalized interest	—	2,560	—	2,839
Change in fair value of derivative liabilities	(1,430)	1,035	(596)	1,426
Change in fair value of warrants liability	(18,803)	(27,265)	(17,029)	20,844
Change in fair value of earnout liability	(33,188)	(45,497)	(48,414)	(45,497)
Other income, net	(247)	(43)	(698)	(623)
Adjusted EBITDA	$(6,857)	$(3,013)	$(13,347)	$(7,643)